Exhibit 99.c

Deutsche Bank Global Consumer
Conference

Bob McDonald
Chairman of the Board, President and Chief Executive Officer
The Procter & Gamble Company
June 20, 2012

P&G Deutsche Bank Global Consumer Conference Presentation

Voiceover Disclosures:

P&G would like to remind you that today’s presentation includes a number of forward-looking statements.  If you will refer to P&G’s most recent 10-K, 10-Q and 8-K reports, you will see a discussion of factors that could cause the Company’s actual results to differ materially from these projections.

Also as required by Regulation G, Procter & Gamble needs to make you aware that during the presentation, the Company will make a number of references to non-GAAP and other financial measures.  For completeness, Procter & Gamble has posted on its website--www.pg.com —a copy of key slides from this presentation, and a full reconciliation of non-GAAP and other financial measures.

Good morning everyone.

Here’s the agenda I’ll cover today. I will start with a “big picture” assessment of P&G’s performance over the last few years, and I’ll discuss our recent results in more detail. From there, I want to shift the focus to the future. I want to describe the capabilities and assets we have that will enable us to win. I will discuss the near-term strategic choices we have made to focus on our biggest opportunities and drive better balance in our results. And I will close with an update of our business outlook for the current quarter and next fiscal year.

Big Picture Assessment
I started in this job almost three years ago. Over that three year period of time, our results haven't been as strong as we'd like, but we have continued to grow. We’ve grown organic sales each of these three years at an average of about 4%. EPS growth has averaged about 5%. We’ve delivered strong cash flow. We’ve increased our dividend each of the last three years, at an average rate of 8%.

As I said, these results are not as strong as we'd like. They haven't generated Total Shareholder Return in the top third of our peer group. Let me click down a layer on results and then go to causes, and importantly, what we'll do different going forward, to build from some growth to sufficient growth on both the top and bottom lines.

Recent Results
We’ve been doing relatively well on the top line. We’ve had 10 consecutive quarters with organic sales growth in the range of 3% to 5% – averaging 4% over the last two-and-a-half years. This puts us roughly in-line with our peer group over this period, though we fell slightly behind in the last quarter.

Our developing market organic sales growth has been very strong – averaging 12% over the past four quarters and accelerating in each of the last three years. This has been driven by the portfolio expansion plans we launched two years ago. We have nearly doubled our

P&G Deutsche Bank Global Consumer Conference Presentation

growth rate in these markets since this intervention. We are growing at nearly double the rate of the underlying markets, growing share in our top emerging markets for nine consecutive quarters.

We’ve substantially increased our developing market footprint. Developing market sales represented just 20% of our total sales in Fiscal Year 2000. By the end of this fiscal year, they will account for about 37% of sales and 45% of volume. The absolute scale of our developing market business has nearly quadrupled – growing from about $8 billion in sales in the year 2000 to over $31 billion this fiscal year.

Our growth in developed markets has been weaker – owing to both slower market growth and to market share declines – primarily in North America. This is an area we must – and will – improve.

In addition to good progress on the top line, our free cash flow productivity has been very strong, averaging 90%.

Where we’ve struggled is with operating profit, which has been essentially flat for the past three years – leading to below target EPS growth. We are making some progress in the back-half of this fiscal year, but it is less progress than we had expected and that we want.

This is also something we must fix. It’s the reason why we’ve embarked on a $10 billion cost savings program.  We need to be – and will be – much more efficient and much more productive.

What is driving the below target results? The causes are both external and internal.

Externally, there's been slow-to-no GDP growth in developed markets, and significant levels of unemployment – in the United States, and in Europe. In the United States, about 25% of households today currently have at least one person looking for a job.

Growth in developed markets has dropped-off significantly. These markets still account for 60% of sales and an even greater percentage of our profit.

Commodity costs have risen sharply. They have increased by $3.6 billion for us over the last two fiscal years.

Foreign exchange has been a strong headwind. When we set our initial guidance for this year, we expected foreign exchange to add 2 to 3 percentage points to top-line growth.  This range has declined by 3 to 4 percentage points, which equates to roughly $3 billion in sales, or a negative earnings impact of $0.15 to $0.18 per share.

We’ve faced a very difficult policy environment, with mandated price reductions in Venezuela, and import restrictions in Argentina presenting the two most recent challenges.

P&G Deutsche Bank Global Consumer Conference Presentation

None of these are excuses. It’s our job to overcome these – but we haven’t always been able to do this, in part because we haven't been hitting on all cylinders internally.

There are some cases where we have take pricing and competitors have not.  This means our pricing is currently too high.

We haven't done a consistently good job of communicating the difference in performance of our brands and products and we haven’t been as overt as we need to be about the value our offerings provide.

While innovation continues to be strong, it has not been discontinuous enough. We haven't created a new category or a meaningful new brand in some time.

We haven't gotten as productive as we need to be and as quickly as we needed to be more productive.

Our execution has been inconsistent.

These are all – external and internal – challenges we must, and will, overcome.

To do this, we need to consistently leverage all of the unique advantages that – when we apply them – they enable us to win. We need to do this in a focused way – allocating resources to the largest opportunities that will make the biggest differences. And, we need to take a more balanced approach – balancing developed and developing markets, balancing better top-line and bottom-line, balancing savings and spending – and balancing the short and long term.

Winning Capabilities and Assets
Our business model, which gives us one of our most significant advantages, is pretty simple – but it’s pretty powerful. It’s what has allowed us to grow and thrive for 175 years. It starts with discovering meaningful insights into what consumers want – what matters most to them.

We innovate to create products across all price tiers that are noticeably superior in satisfying these needs. Noticeable superiority is critical because consumers judge the performance of our products every single day. We demonstrate superiority through our advertising – with compelling claims, performance demonstrations and benefit visualizations.

When we do this well, we can command a slightly higher price, which leads to funding a higher investment in identification of new consumer insights, innovation, and marketing support, building our brands into market leaders with the number one or number two position in most of our categories, and making our brands indispensible additions to people’s lives.

P&G Deutsche Bank Global Consumer Conference Presentation

Consumer understanding, innovation, and branding are competitive advantages we will invest in and leverage to win.

We apply this model across our portfolio of categories and brands, which is another key advantage. We play in 37 global product categories, meeting consumer needs at all life stages, with 25 billion-dollar brands. These are brands with strong equities in the minds of consumers. They are brands retailers want in their stores. And they are platforms across which we can leverage our innovation.

Adding to these strengths is our broad and deep go-to-market capability, where we have created joint value relationships with retail customers through our unmatched breadth of categories, our superior innovation, and our focus on category growth and supply chain optimization.

We do this with an organizational structure that enables concurrent global scale and local responsiveness, leveraging the extensive infrastructure we’ve built through the combination of P&G's sales force and our exclusive distributors, operating a deeper and broader reach than almost any other consumer product competitor.

Our core consumer understanding, innovation and branding strengths, combined with our broad and deep reach, and our leading brand portfolio are the advantages that we will leverage to win.

Strategy Adjustments for Focus and Balance
We will focus these advantages on the most important opportunities and we will focus on winning where it matters most.

We are going to tighten our focus.  We are targeting our 40 largest and most profitable businesses, the 20 largest and most promising innovations, and the 10 most important developing markets, where the growth potential is the highest.

We do business in 1,000 category/country combinations. The top 40 represent about 50% of our sales and about 70% of our profit.  Twenty of these are in the Household Care business, and 20 are in the Beauty & Grooming business. Our top priority will be to ensure we have winning plans on each of these businesses.

We’ve completed a detailed sufficiency evaluation process on each of these businesses – to ensure we have the right pricing, the right portfolio, innovation, ideation, and marketing support levels to win and to maximize return.

Specifically, we will ensure competitive pricing across price tiers. We will consistently communicate the value and performance differences of our products and we will continue to build-out vertical portfolios. We will ensure innovation and marketing investments are

P&G Deutsche Bank Global Consumer Conference Presentation

sufficient. The investments required to achieve sufficiency have been incorporated into our financial plans for next fiscal year.

In addition to the top 40 businesses, we will focus resources on winning with the top 20 largest innovation opportunities. We have reviewed the plans for each of these innovations to ensure they are resourced – with people and funding – to win.

Last, we will focus our developing market efforts on the 10 largest markets with the highest potential for growth.

A more focused approach across our 40 largest and most important markets, our 20 largest innovations and the 10 most important developing market businesses will ensure we win where it matters most.

A more focused approach will also help improve execution, which has not been as consistent as it needs to be.

It’s important to understand what is and what isn't changing with our “Where to Play” choices.

There will be more focus on our core businesses. Resources will be prioritized differently, which will allow more consistent execution across each of these important businesses and geographies.

We will not back off developing market investments or back out of businesses where we have recently entered. We will continue to invest to win in these markets. We expect, absent a significant market slowdown, to continue delivering double-digit growth.

We will continue to expand our developing market portfolio, but we will do it on a more balanced pace.

Here are a few examples of investments we are continuing to make.

We are continuing to globalize our Oral Care business. We're now in every major market in Latin America and are expanding across Europe. In Brazil, we began to extend our reach into high-frequency stores earlier this quarter.

In conjunction with the distribution expansion, we launched two new Oral-B innovations – Crest Complete Deep Clean to compete in the low price tier and a more affordable version of Crest Pro Health.

Both of these new products are targeted at consumers shopping in high-frequency stores.

We recently launched Safeguard into seven countries in Africa (Nigeria, Ghana, Senegal, Kenya, Uganda, Tanzania & Ethiopia), and the initial results from the Modern Trade channel are really strong.

P&G Deutsche Bank Global Consumer Conference Presentation

And the P&G and Teva joint venture will soon begin selling Vicks in Russia & Poland with a full range of cough & cold products.

In addition to more focused “Where to Play” choices, we are also driving more focus in our “How to Win” choices, with priority on three key strategies. First, we will win with innovation – on all price tiers. Innovation is our lifeblood. We will win by driving productivity and cost savings to offset higher input costs and fuel investments in growth. And third, we will win by improving the consistency of our execution.

As I said, innovation is our lifeblood. We have been and are the innovation leader in our industry, but we need to improve. Our innovation needs to be bigger and it needs to be more discontinuous.

To address this opportunity, we have been working to reduce the number of small innovations in our upstream R&D pipeline and make the remaining innovations even bigger. We’ve reduced the overall number of projects by 33%, and we’ve increased the average initiative size, in terms of sales, by nearly 50%.

At the same time, we’ve added resources and emphasis to developing discontinuous innovation – innovation which disrupts a category or creates a new one. We have established a new business creation group and have recently put an experienced Group President in charge of all of our new business creation opportunities. This group is focused on innovations that cross our existing categories and create wholly new categories within our channels. In addition, each existing business unit is working on discontinuous innovation as a priority, with the objective of obsoleting their current business.

We will work to bring new discontinuous innovations to market as fast as possible, but it will take some time. In the meantime, there are many exciting base business innovations which we will leverage and expand.

In January, we launched the Febreze Car vent clip – our first entry into the Auto care market in the U.S. This is shipping ahead of expectations and has reached nearly 40% value share of the car air freshener category.

In February, we began shipping Bounty with trap & lock technology, increasing our shelf-distribution and reaching record levels of display.  Overall, we are tracking ahead of expectation.

Tide Pods also launched in the U.S. in February and continues to have very strong performance. Since we began shipping Pods, the unit-dose segment has more than doubled to 5% of the total laundry share. Tide Pods is over two-thirds of this segment and has a 3.5 share of the total laundry category. Pods volume has been more incremental than expected to Procter & Gamble.

P&G Deutsche Bank Global Consumer Conference Presentation

Downy Unstopables is another very successful U.S. Fabric Care innovation with consumption levels nearly twice as high as expected.

And in March, we introduced Crest Glamorous White Toothpaste and Whitestrips, and Crest Clinical Plaque Control on the Pro-Health regimen. Both innovations are on track versus our expectation.

In April, we introduced Always and Tampax Radiant, our first Feminine Care initiative across tampons, pads, liners and wipes. This initiative is also on track with our launch expectations.

This week we entered our newest category – sleep aids – with the launch of ZzzQuil.

Next month, we will begin selling Duracell with Duralock Power Preserve™ Technology, which guarantees 10 years of power preservation in our Duracell alkaline batteries when properly stored.

In September, we will introduce an improved product on our mid-tier Pampers Baby Dry line, allowing us to claim up to 12 hours of protection for your baby.

The Gillette Fusion ProGlide Styler launched in February, establishing a 20% share of the razor category after its first three months in market.

The Venus & Olay razor began shipping in March, driving value share for Venus blades and razors up nearly 2 points.

We are also continuing to expand innovations into new geographies. For example, in this fiscal year alone, we’ve launched Fusion ProGlide into over 20 new markets. Fusion grew global value share by over one point in the March quarter – the 21st continuous quarter of share growth since launch.

In Hair Care in January, we introduced Head & Shoulders for Men and Head & Shoulders Fresh Clean. These launches contributed to Head & Shoulders’ share growth in the last quarter of over half-a-point versus year ago.

We also introduced Pantene Ice Shine and Pantene Aqualight, which grew Pantene’s volume double-digits in the 3rd quarter and value share growth of nearly half-a-point for the past one month through mid-May.

In our Prestige business, we have a full portfolio of new product launches. In April, we introduced Gucci “Flora Garden.” In July, we will launch Escada “Delicate Notes.” In August, we will launch Hugo Boss “Nuit” for women and our newest male fragrance brand, James Bond 007.  I know all you guys want it! And in September, will be introducing Dolce & Gabbana “Pour Homme” & “Pour Femme” in over 18,000 stores globally.

P&G Deutsche Bank Global Consumer Conference Presentation

The next “How to Win” focus area is productivity.

We are working to instill a much greater focus on productivity and cost savings throughout our organization to fuel investments in growth, while becoming a faster, more agile company.

Considering the macro challenges that we’ve outlined and the need to continue investing at strong levels in innovation and marketing support, improving our cost structure is a necessity. We are in an environment which places a significant premium on both innovation and productivity. The most innovative and productive companies will win. The least innovative and the least productive will not be here. It’s really that simple.

Earlier this year, we announced our objective of delivering $10 billion in cost savings by the end of fiscal year 2016. This program includes $6 billion of savings in cost of goods sold, $1 billion from marketing efficiencies and $3 billion from non-manufacturing overhead.

We’ve made good progress in the first few months of this program. We’re on-track to over-deliver our plan to reduce overhead roles by 3% this year, and we have the plan firmly in place to deliver a 10% cumulative reduction in overhead roles by the end of next fiscal year. And we won’t stop there.

The savings across the materials, manufacturing and transportation, and warehousing areas of cost of goods sold are accelerating. Specific projects have already been identified and staffed that account for $1 billion of the $1.2 billion in TDC savings we're targeting for next fiscal year.

And we are identifying marketing efficiencies that can enable our brands to increase their reach and improve the effectiveness of their spend.

The final “How to Win” focus area is improving the consistency of our execution.

We believe we have the right strategy and the right plans, but this is not sufficient. We have to be able to execute the strategy. Execution is the only strategy a customer or a consumer ever sees.

We are learning a lot from our missteps in this area. We are incorporating what we learned from our demand forecasting and supply issues into our innovation planning and launch model processes. We’re making capacity more modular – and more mobile – so we can lean forward on the amount of capacity we install. This ensures sufficient supply behind our biggest initiatives, and if we find we've overbuilt, we can simply shift the capacity to the next market.

We are investing a significant amount of money to improve the consistency and dependability of our installed supply base – improving reliability and customer service.

P&G Deutsche Bank Global Consumer Conference Presentation

We are working to ensure we more consistently and more powerfully communicate the value proposition of our brands with compelling claims, performance demonstrations, and benefit visualizations in advertising, on the package, and at the shelf.

Here are a few examples.

Much of the success of Tide is due to the fact that it delivers far superior cleaning versus competition. In fact, through recent studies, we have found that one Tide Pod has as much cleaning power as the next six pods combined. And we can also make this claim for Tide liquid.

Here’s a Tide Pods ad that we started airing a few weeks ago.

On Duracell, we are communicating a compelling value claim – lasts 10 times longer – to drive trade-up from zinc batteries to alkaline in developing markets.

On CoverGirl, we are advertising superior mascara performance.

Our recent Bounty campaign is another great example of a compelling side by side benefit visualization. We show in both pictures and videos the power of our new “trap & lock technology” allowing just one sheet to “lock in” the mess.  Please watch.

The third area we are working to improve on is the execution of our vertical product portfolios – having a relevant offering at each price tier, innovating and marketing at each price tier, and being competitively priced at each price tier. There are some businesses in which we are doing this well, but others where we have to do better.

When we get the full vertical portfolio right, we frequently win.

We are confident that this increased focus on winning where it matters most (the top 40 businesses, to 20 innovations, top 10 developing markets) and on our most impactful how to win choices (innovation, productivity and consistently excellent execution) will make a big difference.

Through a tighter focus, we will achieve a better balance, which we need going forward. The first area we need to balance is developed and developing market growth. We need to keep growing in developing markets, but also need to grow in our home market. It is our largest and most profitable market, and is the one in which we have the most scale.

The top 40 focus is an important step toward achieving more balanced growth across developed and developing markets. It will focus us on many of the U.S. businesses and will help restart growth in the U.S., but it’s not just about the U.S. Many of the top 40 businesses are in China, which is our second largest and most profitable market, and there are businesses within the top 40 in Russia and also in Brazil.

P&G Deutsche Bank Global Consumer Conference Presentation

We know we need to deliver on the bottom line as well as the top line – another important part of balance. This is one reason we have taken about $3.5 billion in price increases this year. And it’s also why we’ve taken a more aggressive restructuring approach to accelerate cost savings.

We will continue to invest in top-line growth, but must bring the bottom line with it.

We also need more balance between savings and spending. It’s a simple formula. We need to save on the things that don’t add value and we need to spend on the things that do. We can’t get caught in inefficient work processes just because that’s the way we’ve always done it, or that’s the way we’ve always staffed the organization.

In areas we should spend, like R&D and advertising, we must still increase the effectiveness of the spend. We expect critical investments in R&D and advertising to grow over time, but we want to ensure the money we are spending is continually driving more impact on the business.

Finally, we need to continue to balance delivery of short- and long-term results. It will take some time to restart growth in developed markets. It will take some time to get the full savings program geared. We are committed to take this time.

It will cost some money to ensure our brands are priced appropriately and that the vertical portfolio is robust, and we are committed to make those investments.

We are facing short-term headwinds, including foreign exchange, pension expense, and the policy changes in Venezuela and Argentina. We will work on savings that can help offset these impacts, but we will not cut spending – on R&D, or advertising.

We need to deliver short-term results, but we must always balance this with doing the things that will generate long-term business health. We're working, through our pricing and restructuring efforts, to reduce the tension between short-term results and long-term investments, creating more financial flexibility will be important.  But when we find ourselves with an unavoidable trade-off, we must favor the long-term.

Business Outlook
This leads to our updated near-term business outlook and guidance, starting with the current quarter.

We now expect organic sales growth in the April-to-June quarter to be in the range of 2% to 3%. This change reflects the soft underlying market and market share trends in developed markets. We've seen sequential deterioration in the rates of market growth in

P&G Deutsche Bank Global Consumer Conference Presentation

both the U.S. and Europe, and there has been a slow down in the rate of market growth in China.

All-in sales are now expected in a range of down 1% to 2% versus prior year.  This is a three point reduction from our prior range due to the lower organic sales growth outlook and negative impacts from foreign exchange.

On the bottom line, we now expect core earnings per share in the range of $0.75 to $0.79 per share. This reduction is driven by the top line reduction and by foreign exchange.

With this revised outlook for the core business, our all-in EPS range is $1.17 to $1.26 for the quarter.

For Fiscal Year 2013, we currently expect organic sales growth in the range of 2% to 4%. We expect to improve our market share results throughout the fiscal year, with the objective of returning to overall Company share growth by the end of the year.  We will be working hard to reverse the current negative trend as quickly as possible, but it will take some time, and we want to be realistic and transparent about the potential pace of improvement.

On the bottom line, we expect Core EPS to be in the range of flat to up mid-single digits versus the current fiscal year. This assumes global market growth continues at the current pace of about 4% on a value basis. It reflects the investments we need to make in our top 40 markets, behind our top 20 innovations, and in the 10 most important developing markets.

This guidance is based on current spot prices for commodities and for FX. Current spot FX rates have a negative impact of approximately 4 percentage points on EPS growth.  Excluding this FX impact, our Core EPS guidance would be approximately in the mid-to-high single-digits.

The guidance includes incremental pension expense of $0.06 per share, reflecting a lower discount rate. It also includes the impact of mandated price reductions in Venezuela, which we took at the beginning of March, and a provision for recently imposed import restrictions in Argentina.

Excluding these items, in addition to foreign exchange, Core EPS guidance would be in the high single- to low double-digit range, driven by a full year of pricing benefit, and the impact of our cost savings programs.

This guidance does not assume further slowdown in developed or developing markets. It does not assume a Euro “tail event” scenario, and it does not assume any changes to U.S. tax policy.

From a capital allocation perspective, we expect to pay about $6 billion in dividends again next year, which results in roughly a 3.5% dividend yield at our current stock price.

P&G Deutsche Bank Global Consumer Conference Presentation

We do not expect to buy back stock next fiscal year. This is a result of lower earnings growth this fiscal year and next. This choice should enable us to maintain our AA- credit rating, which we view as a high priority in this volatile economic and political environment.

As we compare our fiscal 2013 EPS outlook to our long-term growth algorithm, we see reasons to believe we should be able to sustainably deliver better EPS growth. Next year’s guidance of flat to mid single-digit EPS growth has a center point of 2.5 or 3 percent. Normalizing this for FX, which has a 4 point negative impact on the 12/13 figures, would get you from a 3% figure up to 7%.

Top line guidance is also centered at 3%. This is below the current rate of market growth. If we assume we grow minimally with the market, at 4%, this would yield higher EPS growth. If we remove the big one-time items that are negatively impacting 2012/13, add to this going overhead savings, and typical share repurchase, you’d get to something like 16% EPS growth.

Of course, we have a carry-over benefit from pricing in 2012/13. Removing this would get you back down to about 13% growth, yielding a 6 point cushion to absorb unanticipated head winds or invest back in the business while delivering 7-8% EPS growth.

I hope you see from our comments and our outlook that we are being very realistic about the work ahead of us.

But we are also confident about our prospects. We are facing reality and are focused on winning where it matters most.

We are focused on our business model, which starts with meaningful insights into what consumers want – and need – followed with innovation to create products that are noticeably superior in satisfying these needs and by demonstration of this superiority through advertising and compelling claims, demos and visualizations is a time tested model – in good times and in bad.

We’re confident that by leveraging this model against a focused set of priorities on our top 40 markets where 50% of our sales and 70% of our profits are delivered, our top 20 innovations, and the top 10 developing markets where growth prospects are highest, we will achieve a better balance, helping – along with productivity improvements – to restore top-line and bottom-line growth, and most importantly, deliver total shareholder return, at leadership levels in our industry.

The whole P&G organization, and specifically its leadership, is committed to consistently delivering total shareholder return in the top third of our peer

P&G Deutsche Bank Global Consumer Conference Presentation

group. P&G people want to and know how to win. It is our people, and their commitment to this endeavor which, at the end of the day, are my biggest source of confidence.

Thank you very much for your attention.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release or presentation, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release or presentation, there are certain factors that could cause actual results for any quarter or annual period to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, an increasingly volatile economic environment, and/or lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining key employees, especially in key growth markets where the availability of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, price controls, import restrictions, and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage currency (including currency issues in certain countries, such as Venezuela, China and India), debt, interest rate, pension expense, and commodity cost exposures, as well as any significant credit or liquidity issues, including maintenance of our current credit rating; (10) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (11) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (12) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (13) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (14) the ability to develop effective sales, advertising and marketing programs; (15) the ability to stay on the leading edge of innovation, maintain a positive reputation on our brands and ensure trademark protection; and (16) the ability to rely on and maintain key information technology systems (including Company and third-party systems) and the security over such systems and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

P&G Deutsche Bank Global Consumer Conference Presentation

About Procter & Gamble [NYSE:PG]

P&G serves approximately 4.4 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Fairy®, Gain®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun®, Fusion®, Ace®, Febreze®, Ambi Pur®, SK-II®, and Vicks®. The P&G community includes operations in about 80 countries worldwide.

Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

About Procter & Gamble [NYSE:PG]

P&G serves approximately 4.4 billion people
around the world with its brands. The Company
has one of the strongest portfolios of trusted,
quality, leadership brands, including Pampers®,
Tide®, Ariel®, Always®, Whisper®, Pantene®,
Mach3®, Bounty®, Dawn®, Fairy®, Gain®,
Charmin®, Downy®, Lenor®, Iams®, Crest®,
Oral-B®, Duracell®, Olay®, Head & Shoulders®,
Wella®, Gillette®, Braun®, Fusion®, Ace®,
Febreze®, Ambi Pur®, SK-II®, and Vicks®. The
P&G community includes operations in about 80
countries worldwide.

Please visit http://www.pg.com for the latest
news and in-depth information about P&G and
its brands.